Oasis Midstream Partners LP Announces Quarter Ended September 30, 2019 Earnings

Houston, Texas — November 5, 2019 — Oasis Midstream Partners LP (NYSE: OMP) (“OMP” or the “Partnership”) today announced financial and operating results for the third quarter of 2019.

Highlights

•Declared the quarterly cash distribution of $0.515 per unit for 3Q 2019, an approximate 5% increase from 2Q 2019.
•Net income was $55.3 million and net cash from operating activities was $58.1 million in 3Q 2019.
•Delivered $68.9 million of Adjusted EBITDA(1) and $42.0 million of net Adjusted EBITDA to the Partnership(1) in 3Q 2019.
•Generated $35.7 million of DCF(1) in 3Q 2019, resulting in distribution coverage of 2.0x. Distribution coverage exceeded the top-end of 3Q 2019 guidance of 1.8x to 1.9x.
•Continued to sign additional third-party agreements in the Delaware and Williston basins.
•Oasis Petroleum and OMP executed commercial agreements for Panther DevCo, with the assets assigned to OMP in November 2019.
•Water service volumes remain strong. Combined Bobcat and Beartooth water volumes of 198.4 MBowpd in 3Q 2019 increased 1% from 2Q 2019 and exceeded the top-end of 3Q 2019 guidance.
•Exceeded 3Q 2019 guidance related to natural gas processing volumes in Bighorn DevCo. Gas processing volumes increased 17% from 2Q 2019 to 236.0 MMscfpd in 3Q 2019. Third-party gas volumes were approximately 32% of total gas processing volumes and increased 28% from 2Q 2019 to 75.7 MMscfpd in 3Q 2019.

(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below for definitions of all non-GAAP measures included herein and reconciliations to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).

“Oasis Midstream Partners executed extremely well in the third quarter, with the continued ramp up of our gas complex driving record high EBITDA and distribution coverage,” said Taylor Reid, Chief Executive Officer of OMP. “We exceeded guidance across most commodity streams and remain on track to deliver a strong fourth quarter of 2019, while growing the distribution 20% year over year. The team has done an exceptional job growing third-party business, which is approximately 20% of our third quarter EBITDA and is projected to be approximately 20% in the fourth quarter as well. Looking forward, OMP stands to benefit from its diversified asset base, growing third-party business and strong operational momentum heading into 2020.”

Outlook Update

•Expect 2019 Adjusted EBITDA, net to the Partnership, to be $154 million to $158 million.
•Expect 4Q 2019 distribution coverage of 1.9x to 2.0x.
•Estimate gross Adjusted EBITDA by DevCo in 2019 – Bighorn DevCo: $72 million to $74 million, Bobcat DevCo: $124 million to $127 million, Beartooth DevCo: $64 million to $67 million, and Panther DevCo: less than $1 million due to the updated timing of the assignment.
•Updated 2019 CapEx plan to a range of $197 to $206 million, net to OMP, a 3% decrease compared to prior guidance of $203 million to $214 million. CapEx in 4Q 2019 is expected to increase compared to 3Q 2019 with the closing of the Panther DevCo assignment.

Operational and Financial Update
The following table presents select operational and financial data:

	3Q 2019
	OMP Ownership(1)	Gross	Net

		(In millions)
Bighorn DevCo
Operating income	100%	$17.1	$17.1
Depreciation and amortization	100%	3.1	3.1
Total CapEx	100%	2.1	2.1
Bobcat DevCo
Operating income	34.4%	$29.4	$9.8
Depreciation and amortization	34.4%	3.5	1.2
Total CapEx(2)	34.4%	22.9	22.5
Beartooth DevCo
Operating income	70%	$14.1	$9.9
Depreciation and amortization	70%	2.4	1.7
Total CapEx	70%	4.1	2.8
Total OMP
DevCo operating income		$60.6	$36.8
Public company expenses		0.9	0.9
Partnership operating income		59.7	35.9
Depreciation and amortization		9.0	6.0
Equity-based compensation expense		0.1	0.1
Capitalized interest		0.2	0.2
Total CapEx(3)		29.3	27.6
Maintenance CapEx		2.7	1.8
Expansion CapEx		26.6	25.9
__________________
(1) Represents OMP’s ownership in each DevCo as of September 30, 2019.
(2) Pursuant to the 2019 Capital Expenditures Arrangement, OMP is funding up to $80.0 million of expansion capital expenditures to Bobcat DevCo that Oasis Petroleum would otherwise be required to contribute during the 2019 calendar year. See “2019 Capital Expenditures Arrangement” below.
(3) Includes capitalized interest recorded on OMP Operating LLC of $0.2 million for 3Q 2019.

The following table shows actual volumes for 3Q 2019 and provides volumes guidance for 4Q 2019:

	Metric	3Q 2019 Actual	4Q 2019 Guidance
Bighorn DevCo
Crude oil service volumes	MBopd	47.0	39 - 44
Natural gas service volumes	MMscfpd	236.0	240 - 250
Bobcat DevCo
Crude oil service volumes	MBopd	36.9	34 - 36
Natural gas service volumes	MMscfpd	277.7	280 - 295
Water service volumes	MBowpd	54.5	48 - 50
Beartooth DevCo
Water service volumes	MBowpd	143.9	120 - 140

2019 Capital Expenditures Arrangement
On February 22, 2019, the Partnership entered into a capital expenditures arrangement with Oasis Petroleum (the “2019 Capital Expenditures Arrangement”). Pursuant to this arrangement, in exchange for increasing its percentage ownership interest in Bobcat DevCo, the Partnership will cover up to $80.0 million of the capital contributions that Oasis Petroleum would otherwise be required to contribute to Bobcat DevCo during the 2019 calendar year. This arrangement provides an opportunity for the Partnership to increase its scale in an accretive manner while lowering the capital requirements of its sponsor. During the nine months ended September 30, 2019, the Partnership made capital contributions to Bobcat DevCo pursuant to the 2019 Capital Expenditures Arrangement of $66.2 million, and the Partnership’s ownership interest in Bobcat DevCo increased from 25% as of December 31, 2018 to 34.4% as of September 30, 2019. The Partnership’s average ownership interest in Bobcat DevCo during the third quarter of 2019 was approximately 33%.

Liquidity and CapEx
As of September 30, 2019, the Partnership had cash and cash equivalents of $4.7 million, $431.0 million of borrowings outstanding under its revolving credit facility and an $8.2 million outstanding letter of credit. On August 16, 2019, the Partnership entered an amendment to the credit agreement governing its revolving credit facility to (i) increase the aggregate amount of commitments from $475.0 million to $575.0 million and (ii) provide for the ability to further increase commitments to $775.0 million. The Partnership's unused borrowing capacity as of September 30, 2019 was $135.8 million.

Quarterly Distribution
On August 28, 2019, the Partnership paid the quarterly cash distribution of $0.49 per unit related to the second quarter of 2019.
On November 5, 2019, the Board of Directors of the General Partner declared the quarterly cash distribution for the third quarter of 2019 of $0.515 per unit. This distribution will be payable on November 27, 2019 to unitholders of record as of November 15, 2019. In addition, the General Partner will receive a cash distribution of $0.7 million attributable to the incentive distribution rights related to the earnings for the third quarter of 2019.

Delaware Midstream Assets
Effective on November 1, 2019, Oasis Petroleum agreed to assign to Panther DevCo LLC (“Panther DevCo”), an indirect, wholly-owned subsidiary of the Partnership, certain crude oil gathering and produced water gathering and disposal assets (the “Delaware Midstream Assets”) under development to support Oasis Petroleum’s production in the Delaware Basin. The Partnership has agreed to reimburse Oasis Petroleum for all capital expenditures previously made with respect to the Delaware Midstream Assets, which the Partnership expects to fund with borrowings under its revolving credit facility. Also effective November 1, 2019, Panther DevCo entered into long-term commercial agreements with Oasis Petroleum, including a Crude Oil Gathering Agreement and a Produced Water Gathering and Disposal Agreement, for crude oil and produced water midstream services in the Delaware Basin, which generally contain terms similar to those contained in the existing commercial agreements between the Partnership and Oasis Petroleum for midstream services in the Williston Basin.
Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and call:

Date:	Wednesday, November 6, 2019
Time:	11:30 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1777/32113
Website:	www.oasismidstream.com
Sell-side analysts with a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	1033646

A recording of the conference call will be available beginning at 1:30 p.m. Central Time on the day of the call and will be available until Wednesday, November 13, 2019 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10136377
The conference call will also be available for replay for approximately 30 days at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership’s ability to integrate acquisitions into its existing business, the ability to integrate the Delaware Midstream Assets and realize the anticipated benefits therefrom, changes in crude oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership's business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those expressed in any forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Midstream Partners LP
Oasis Midstream Partners LP is a growth-oriented, fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc. to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the crude oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2019	December 31, 2018

	(In thousands, except unit data)
ASSETS
Current assets
Cash and cash equivalents	$4,672	$6,649
Accounts receivable	7,793	2,481
Accounts receivable – Oasis Petroleum	77,393	80,805
Prepaid expenses	964	1,418
Other current assets	1,810	22
Total current assets	92,632	91,375
Property, plant and equipment	1,089,696	933,155
Less: accumulated depreciation and amortization	(89,129)	(62,730)
Total property, plant and equipment, net	1,000,567	870,425
Operating lease right-of-use assets	5,945	—
Other assets	3,383	2,452
Total assets	$1,102,527	$964,252
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$2,855	$2,180
Accounts payable – Oasis Petroleum	26,769	33,014
Accrued liabilities	47,533	57,657
Accrued interest payable	273	442
Current operating lease liabilities	2,973	—
Other current liabilities	9	—
Total current liabilities	80,412	93,293
Long-term debt	431,000	318,000
Asset retirement obligations	1,596	1,514
Operating lease liabilities	2,979	—
Other liabilities	557	—
Total liabilities	516,544	412,807
Equity
Limited partners
Common units (20,045,196 and 20,029,026 issued and outstanding at September 30, 2019 and December 31, 2018, respectively)	213,468	192,581
Subordinated units (13,750,000 units issued and outstanding at September 30, 2019 and December 31, 2018)	57,989	45,937
General Partner	745	112
Total partners’ equity	272,202	238,630
Non-controlling interests	313,781	312,815
Total equity	585,983	551,445
Total liabilities and equity	$1,102,527	$964,252

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(In thousands, except per unit data)
Revenues
Midstream services – Oasis Petroleum	$78,327	$65,674	$224,641	$184,103
Midstream services – third parties	1,840	567	4,792	1,438
Product sales – Oasis Petroleum	20,517	3,189	60,517	10,591
Product sales – third parties	9	2,037	38	3,314
Total revenues	100,693	71,467	289,988	199,446
Operating expenses
Costs of product sales	7,001	2,704	27,088	5,465
Operating and maintenance	17,316	17,112	52,169	47,801
Depreciation and amortization	8,983	7,189	26,474	20,212
General and administrative	7,579	5,449	24,108	17,496
Total operating expenses	40,879	32,454	129,839	90,974
Operating income	59,814	39,013	160,149	108,472
Other expense
Interest expense, net of capitalized interest	(4,512)	(163)	(12,469)	(608)
Other expense	—	(15)	(4)	(15)
Total other expense	(4,512)	(178)	(12,473)	(623)
Net income	55,302	38,835	147,676	107,849
Less: Net income attributable to non-controlling interests	23,866	26,459	68,499	73,075
Net income attributable to Oasis Midstream Partners LP	31,436	12,376	79,177	34,774
Less: Net income attributable to General Partner	745	—	1,474	—
Net income attributable to limited partners	$30,691	$12,376	$77,703	$34,774
Earnings per limited partner unit
Common units – basic	$0.91	$0.45	$2.30	$1.27
Common units – diluted	0.91	0.45	2.30	1.26
Weighted average number of limited partner units outstanding
Common units – basic	20,027	13,751	20,022	13,750
Common units – diluted	20,038	13,769	20,039	13,764

Non-GAAP Financial Measures
Cash Interest, Adjusted EBITDA and Distributable Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP financial measures should not be considered in isolation or as a substitute for interest expense, net income, operating income, net cash provided by operating activities or any other measures prepared under GAAP. Because Cash Interest, Adjusted EBITDA and Distributable Cash Flow exclude some but not all items that affect interest expense, net income and net cash provided by operating activities and may vary among companies, the amounts presented may not be comparable to similar metrics of other companies.
Cash Interest
Cash Interest is defined as interest expense plus capitalized interest less amortization of deferred financing costs included in interest expense. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Partnership’s debt, excluding non-cash amortization, and the Partnership’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense, net of capitalized interest, to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(In thousands)
Interest expense, net of capitalized interest	$4,512	$163	$12,469	$608
Capitalized interest	235	1,708	423	3,905
Amortization of deferred financing costs	(243)	(128)	(660)	(361)
Cash Interest	4,504	1,743	12,232	4,152
Less: Cash Interest attributable to non-controlling interests(1)	(3)	—	(8)	—
Cash Interest attributable to Oasis Midstream Partners LP	$4,501	$1,743	$12,224	$4,152
__________________
(1) Amounts represent Cash Interest attributable to non-controlling interests associated with finance leases.

Adjusted EBITDA
Adjusted EBITDA is defined as earnings before interest expense (net of capitalized interest), income taxes, depreciation, amortization, impairment, equity-based compensation expenses and other similar non-cash adjustments. Adjusted EBITDA attributable to Oasis Midstream Partners LP is defined as Adjusted EBITDA less Adjusted EBITDA attributable to Oasis Petroleum’s retained interests in two of the Partnership’s DevCos, Bobcat DevCo and Beartooth DevCo. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and the Partnership’s ability to generate cash from its business operations without regard to the Partnership’s financing methods or capital structure, coupled with the Partnership’s ability to maintain compliance with its debt covenants. The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities.
Distributable Cash Flow
Distributable Cash Flow (“DCF”) is defined as Adjusted EBITDA attributable to Oasis Midstream Partners LP less Cash Interest attributable to Oasis Midstream Partners LP and maintenance capital expenditures attributable to Oasis Midstream Partners LP. DCF should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of DCF provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and the Partnership’s ability to generate cash from its business operations without regard to the Partnership’s financing methods or capital structure, coupled with the Partnership’s ability to make distributions to its unitholders. The GAAP measures most directly comparable to DCF are net income and net cash provided by operating activities.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and DCF for the periods presented:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018

	(In thousands)
Net income	$55,302		$38,835		$147,676		$107,849
Depreciation and amortization	8,983		7,189		26,474		20,212
Equity-based compensation expense	84		114		303		280
Interest expense, net of capitalized interest	4,512		163		12,469		608
Adjusted EBITDA	68,881		46,301		186,922		128,949
Less: Adjusted EBITDA attributable to non-controlling interests	26,913		29,739		77,396		82,250
Adjusted EBITDA attributable to Oasis Midstream Partners LP	41,968		16,562		109,526		46,699
Less: Cash Interest attributable to Oasis Midstream Partners LP	4,501		1,743		12,224		4,152
Less: Maintenance capital expenditures attributable to Oasis Midstream Partners LP	1,760		418		6,594		1,711
Distributable Cash Flow attributable to Oasis Midstream Partners LP	$35,707		$14,401		$90,708		$40,836

Net cash provided by operating activities	$58,094		$40,753		$170,186		$156,900
Interest expense, net of capitalized interest	4,512		163		12,469		608
Changes in working capital	6,518		5,516		4,927		(28,324)
Other non-cash adjustments	(243)		(131)		(660)		(235)
Adjusted EBITDA	68,881		46,301		186,922		128,949
Less: Adjusted EBITDA attributable to non-controlling interests	26,913		29,739		77,396		82,250
Adjusted EBITDA attributable to Oasis Midstream Partners LP	41,968		16,562		109,526		46,699
Less: Cash Interest attributable to Oasis Midstream Partners LP	4,501		1,743		12,224		4,152
Less: Maintenance capital expenditures attributable to Oasis Midstream Partners LP	1,760		418		6,594		1,711
Distributable Cash Flow attributable to Oasis Midstream Partners LP	$35,707		$14,401		$90,708		$40,836

Distributions declared
Limited partners	$17,405		$11,837		$49,848		$33,928
Incentive distribution rights	745		—		1,474		—
Total distributions	$18,149		$11,837		$51,321		$33,928

DCF coverage ratio	2.0	x	1.2	x	1.8	x	1.2	x